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                                                                    EXHIBIT 10.6

                            B.I. SYSTEMS CORPORATION

                               1994 OMNIBUS EQUITY

                                 INCENTIVE PLAN


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                               TABLE OF CONTENTS

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  SECTION 1 ESTABLISHMENT, PURPOSE AND DURATION ..........................  1
           1.1  Establishment of the Plan ................................  1
           1.2  Purpose of the Plan ......................................  1
           1.3  Duration of the Plan .....................................  1
  SECTION 2 DEFINITIONS ..................................................  2
           2.1  "Affiliated SAR" .........................................  2
           2.2  "Award" ..................................................  2
           2.3  "Award Agreement" ........................................  2
           2.4  "Board" ..................................................  2
           2.5  "Code" ...................................................  2
           2.6  "Committee" ..............................................  2
           2.7  "Company" ................................................  2
           2.8  "Consultant" .............................................  2
           2.9  "Director" ...............................................  2
           2.10 "Disability" .............................................  2
           2.11 "Employee" ...............................................  2
           2.12 "Exchange Act ............................................  3
           2.13 "Fair Market Value" ......................................  3
           2.14 "Freestanding SAR" .......................................  3
           2.15 "Incentive Stock Option" .................................  3
           2.16 "Insider" ................................................  3
           2.17 "Nonqualified Stock Option" ..............................  3
           2.18 "Option" .................................................  3
           2.19 "Option Price" ...........................................  3
           2.20 "Participant" ............................................  3
           2.21 "Performance Unit" .......................................  4
           2.22 "Performance Share" ......................................  4
           2.23 "Period of Restriction" ..................................  4
           2.24 "Restricted Stock" .......................................  4
           2.25 "Retirement" .............................................  4
           2.26 "Shares" .................................................  4
           2.27 "Stock Appreciation Right" ...............................  4
           2.28 "Subsidiary" .............................................  4
           2.29 "Tandem SAR" .............................................  4
           2.30 "Window Period" ..........................................  4

  SECTION 3 ADMINISTRATION ...............................................  5
           3.1  The Committee ............................................  5
           3.2  Authority of the Committee ...............................  5
           3.3  Decisions Binding ........................................  5

  SECTION 4 SHARES SUBJECT TO THE PLAN ...................................  6
           4.1  Number of Shares .........................................  6
           4.2  Lapsed Awards ............................................  7

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           4.3  Adjustments in Authorized Shares .........................  7

  SECTION 5 ELIGIBILITY AND PARTICIPATION ................................  8
           5.1  Eligibility ..............................................  8
           5.2  Actual Participation......................................  8

  SECTION 6 STOCK OPTIONS ................................................  8
           6.1  Grant of Options .........................................  8
           6.2  Award Agreement ..........................................  8
           6.3  Option Price .............................................  8
                6.3.1 Nonqualified Stock Options .........................  8
                6.3.2 incentive Stock Options ............................  8
           6.4  Duration of Options ......................................  9
           6.5  Exercise of Options ......................................  9
           6.6  Payment ..................................................  9
           6.7  Restrictions on Share Transferability .................... 10
           6.8  Certain Additional Provisions for Incentive Stock
                Options .................................................. 10
                6.8.1 Exercisability ..................................... 10
                6.8.2 Termination of Employment .......................... 10
                6.8.3 Employees Only ..................................... 10
           6.9  Nontransferability of Options ............................ 10

  SECTION 7 STOCK APPRECIATION RIGHTS .................................... 11
           7.1  Grant of SARs ............................................ 11
           7.2  Exercise of Tandem SARs .................................. 11
           7.3  Exercise of Affiliated SARs .............................. 11
           7.4  Exercise of Freestanding SARs ............................ 11
           7.5  SAR Agreement ............................................ 11
           7.6  Term of SARs ............................................. 12
           7.7  Payment of SAR Amount .................................... 12
           7.8  Rule 16b-3 Requirements .................................. 12
           7.9  Nontransferability of SARs ............................... 12

  SECTION 8 RESTRICTED STOCK ............................................. 13
           8.1  Grant of Restricted Stock................................. 13
           8.2  Restricted Stock Agreement ............................... 13
           8.3  Transferability .......................................... 13
           8.4  Other Restrictions ....................................... 13
           8.5  Certificate Legend ....................................... 13
           8.6  Removal of Restrictions .................................. 14
           8.7  Voting Rights ............................................ 14
           8.8  Dividends and Other Distributions ........................ 14
           8.9  Return of Restricted Stock to Company .................... 14

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  SECTION 9 PERFORMANCE UNITS AND PERFORMANCE SHARES ..................... 15
           9.1  Grant of Performance Units/Shares ........................ 15
           9.2  Value of Performance Units/Shares ........................ 15
           9.3  Earning of Performance Units/Shares ...................... 15
           9.4  Form and Timing of Payment of Performance
                Units/Shares ............................................. 15
           9.5  Cancellation of Performance Units/Shares ................. 15
           9.6  Nontransferability ....................................... 16

  SECTION 10 BENEFICIARY DESIGNATION ..................................... 16

  SECTION 11 DEFERRALS ................................................... 16

  SECTION 12 RIGHTS OF EMPLOYEES ......................................... 17
          12.1  No Effect on Employment or Service ....................... 17
          12.2  Participation ............................................ 17

  SECTION 13 AMENDMENT, SUSPENSION, OR TERMINATION ....................... 17

  SECTION 14 WITHHOLDING ................................................. 17
          14.1  Tax Withholding .......................................... 17
          14.2  Shares Withholding ....................................... 17

  SECTION 15 INDEMNIFICATION ............................................. 18

  SECTION 16 SUCCESSORS .................................................. 19

  SECTION 17 LEGAL CONSTRUCTION .......................................... 19
          17.1  Gender and Number ........................................ 19
          17.2  Severability ............................................. 19
          17.3  Requirements of Law ...................................... 19
          17.4  Securities Law Compliance ................................ 19
          17.5  Governing Law ............................................ 19
          17.6  Captions ................................................. 20

  EXECUTION .............................................................. 20

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                            B.I. SYSTEMS CORPORATION
                       1994 OMNIBUS EQUITY INCENTIVE PLAN

                                    SECTION I
                       ESTABLISHMENT, PURPOSE AND DURATION

         1.1 Establishment of the Plan. B.I. Systems Corporation, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "B.I. Systems Corporation 1994 Omnibus Equity Incentive Plan" (the "Plan"). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan became effective July 19, 1994 and was ratified by an affirmative vote of the holders of a majority of Shares on July 22, 1994.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

         1.3 Duration of the Plan. The Plan shall commence on the date specified in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 13 until all Shares subject to the Plan have been purchased or acquired pursuant to the provisions of the Plan. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after July 1, 2004.


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                                    SECTION 2
                                  DEFINITIONS

         The following terms shall have the meanings set forth below, unless plainly required by the context:

         2.1 "Affiliated SAR" means a SAR that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.

         2.2 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

         2.3 "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

         2.4 "Board" or "Board of Directors" means the Board of Directors of the Company.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         2.6 "Committee" means the committee, as specified in Section 3, appointed by the Board to administer the Plan with respect to grants of Awards.

         2.7 "Company" means B.I. Systems Corporation, a Delaware corporation, or any successor thereto.

         2.8 "Consultant" means any consultant, independent contractor, or other person who provides significant services to the Company or its Subsidiaries, but who is neither an employee of the Company or its Subsidiaries, nor a Director of the Company.

         2.9 "Director" means any individual who is a member of the Board of Directors of the Company.

         2.10 "Disability" means a permanent and total disability within the meaning of Code Section 22(e)(3).

         2.11 "Employee" means any employee of the Company, whether such employee is so employed at the time the Plan is

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adopted or becomes so employed subsequent to the adoption of the Plan.

         2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto. Reference to a specific section or regulation of the Exchange Act shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section or regulation.

         2.13 "Fair Market Value" means: (i) if the Shares are traded on an exchange or are quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market System, then the closing or last sale price, respectively, reported for the relevant date, (ii) if the Shares are not traded on an exchange or on the Nasdaq National Market System but are traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the relevant date, or (iii) if the Shares are not publicly traded, then as determined in good faith by the Board upon a review of the relevant factors.

         2.14 "Freestanding SAR" means a SAR that is granted independently of any Options.

         2.15 "Incentive Stock Option" or "ISO" means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

         2.16 "Insider" shall mean an Employee who, on the relevant date, is a Company Director, Company officer (within the meaning of Rule 16a-1 promulgated under the Exchange Act), or beneficial owner of 10% or more of the Shares.

         2.17 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

         2.18 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.19 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

         2.20 "Participant" means an Employee of the Company or a Consultant to the Company who has outstanding an Award granted under the Plan.

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         2.21 "Performance Unit" means an Award granted to an Employee pursuant to Section 9.

         2.22 "Performance Share" means an Award granted to an Employee, pursuant to Section 9 herein.

         2.23 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion).

         2.24 "Restricted Stock" means an Award granted to a Participant pursuant to Section 8.

         2.25 "Retirement" shall have the meaning for each respective individual Participant ascribed to it in the pension plan of the Company applicable to each such respective Participant.

         2.26 "Shares" means the shares of common stock of the Company.

         2.27 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Section 7.

         2.28 "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

         2.29 "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, a SAR shall similarly be cancelled).

         2.30 "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth business day following such date.

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                                    SECTION 3
                                 ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are "disinterested persons" under Rule 16b-3 under the Exchange Act. Notwithstanding any contrary provision of the Plan, during the period prior to the time when the Shares first are registered under Section 12 of the Exchange Act, the Board (a) shall have all of the authority granted under the Plan to the Committee, and (b) may exercise all of the powers of the Committee.

         3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any Award Agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Section 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its powers; provided, however, that only the Committee may administer the Plan with respect to Insiders.

         3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries, and shall be given the maximum deference permitted by law.

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                                    SECTION 4
                           SHARES SUBJECT TO THE PLAN

                 4.1   NUMBER of SHARES. Subject to adjustment as provided in
Section 4.3, the total number of Shares available for grant under the Plan may not exceed 750,000. These 750,000 Shares may be either authorized but unissued or reacquired Shares.

                 The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

                 (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

                 (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

                 (c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

                 (d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

                 (e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however,

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                       that, upon the exercise of such Freestanding SAR, the
                       authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

                 (f) The Committee shall in each cash determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

                 (g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.

                4.2 Lapsed Awards. If any Award granted under this Plan is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

                4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARS, and Restricted Stock granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or diminishment of Awards; and provided that the number of Shares subject to any Award shall always be a whole number

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                                    SECTION 5
                         ELIGIBILITY AND PARTICIPATION

                5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Consultants of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board.

                5.2 Actual Participation. Subject to the provisions of the Plan, the Committee in its sole discretion, shall select from all eligible Employees and Consultants, those to whom Awards shall be granted, and the Committee, in its sole discretion, shall determine the nature and amount of each Award.

                                    SECTION 6
                                 STOCK OPTIONS

                 6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

                 6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions of exercise of the Options, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

                 6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion.

                       6.3.1 Nonqualifed Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than fifty percent (50%) of the Fair Market value of a Share on the date that the Option is granted.

                       6.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one-hundred percent of the Fair Market Value of a Share on the date that the option is granted; provided, however, that if at the time the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing

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more than 10% of the total combined voting power of all classes of stock of the
Company or any of its Subsidiaries, the Option Price shall be not less than one-hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

                 6.4 Duration of Options. Each Option shall expire at such time as the Committee, in its sole discretion, shall determine; provided, however, that no Incentive Stock Option may be exercised after the expiration of 10 years from the date the Option was granted; provided, further, no Incentive Stock Option granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, may be exercised after the expiration of 5 years from the date the Option was granted. After the Option is granted, the Committee, in its sole discretion, may extend the maximum term of such Option.

                 6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee, in its sole discretion, shall determine. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. However, in no event may any Option granted to an Insider be exercisable until six (6) months following the date of its grant.

                 6.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the President or Chief Financial Officer of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                 The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to provide legal consideration for the Shares, and to be consistent with the Plan's purpose and applicable law.

                 As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share

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certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

                 6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements, of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                 6.8   Certain Additional Provisions for Incentive Stock
Options.

                       6.8.1 Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

                       6.8.2 Termination of Employment. No Incentive Stock Option may be exercised more than three-months after the Participant's termination of employment for any reason other than Disability or death, unless
(a) the Participant dies during such three-month period, and (b) the Award Agreement permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and
(b) the Award Agreement permits later exercise.

                       6.8.3 Employees Only. Incentive Stock Options may be granted only to persons who are Employees at the time of grant. Consultants shall not be eligible to receive Incentive Stock Options.

                 6.9 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as allowed under Section 10. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

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                                    SECTION 7
                           STOCK APPRECIATION RIGHTS

                 7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee or Consultant at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

                 The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option. In no event shall any SAR granted to an Insider become exercisable within the first six (6) months after the date it was granted.

                 7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

                 Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO;
(ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

                 7.3 Exercise of Affiliated SARs. Affiliated SARs shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of Affiliated SARs shall not necessitate a reduction in the number of related Options.

                 7.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as shall be determined by the Committee, in its sole discretion.

                 7.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the

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term of the SAR, the conditions of exercise and such other provisions as the
Committee, in its sole discretion, shall determine.

                 7.6 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

                 7.7 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                 (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

                 (b) The number of Shares with respect to which the SAR is exercised.

                 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

                 7.8 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act.

                 For example, if the Participant is an Insider, the ability of the Participant to exercise SARs for cash will be limited to the Window Periods during each year. However, if the Committee determines that the Participant no longer is an Insider, or if the Federal securities laws change to permit insiders greater freedom of exercise of SARs, then the Committee may permit Insiders to exercise SARs at other times.

                 7.9 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 10. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                                    SECTION 8
                                RESTRICTED STOCK

                 8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees and Consultants in such amounts as the Committee; in its sole discretion, shall determine.

                 8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period (or Periods) of Restriction, the number of Restricted Stock Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

                 8.3 Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. However, in no event may any Restricted Stock granted to an Insider become vested in a Participant prior to six (6) months following the date of its grant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

                 8.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

                 8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock shall bear the following legend:

                 "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the B.I. Systems Corporation 1994 Omnibus Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be

                 Obtained from the Secretary of B.I. Systems Corporation"

                 8.6 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the plan shall become freely transferable by the Participant after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the Shares are released from restrictions, the Participant shall be entitled to have the legend or legends required by
Section 8.4 and 8.5 removed from his or her Share certificate.

                 8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares unless otherwise provided in the Award Agreement.

                 8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forteitability as the Shares of Restricted Stock with respect to which they were paid.

                 In the event that any dividend or distribution constitutes a "derivative security" or an equity security" pursuant to the rules promulgated under Section 16 of the Exchange Act, such dividend or distribution shall be subject to a vesting period equal to the longer of; (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

                 8.9 Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 8.6, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

                                    SECTION 9
                     PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

     9.2  Value Of Performance Units/Shares.    Each
Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a "Performance Period." Performance Periods of Awards granted to Insiders shall, in all cases, exceed six (6) months in length.

     9.3 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, the Committee, in its sole discretion, may waive the achievement of any performance goals for such Performance Unit/Share.

     9.4 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

     Prior to the beginning of each Performance Period, Participants may, in the discretion of the Committee, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

     9.5 Cancellation of Performance Unit/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.

     9.6 Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                                   SECTION 10
                             BENEFICIARY DESIGNATION

     As provided in this Section 10, each Participant under the Plan may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit and/or who may exercise any vested Award under the Plan following the Participant's death. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

                                   SECTION 11
                                   DEFERRALS

     The Committee, in its sole discretion, may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee from time to time.

                                   SECTION 12
                               RIGHTS OF EMPLOYEES

     12.1 No Effect on Employment or Service.   Nothing in the Plan shall
interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     12.2 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                   SECTION 13
                      AMENDMENT, SUSPENSION, OR TERMINATION

     The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that without further stockholder approval, no such alteration or amendment shall (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; provided, further, that stockholder approval is not required if such approval is not required in order to assure the Plan's continued qualification under Rule 16b-3 promulgated under the 1934 Act. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

                                   SECTION 14
                                  WITHHOLDING

     14.1 Tax Withholding. Prior to the delivery of any Shares of cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any Awards.

     14.2 Shares Withholding. The Committee may, in its absolute discretion, permit a Participant to satisfy such tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the Tax Date. Such elections will be subject to the following restrictions: (1) the election must be made on or before the Tax Date; (2) the election will be irrevocable; and (3) the election will be subject to the disapproval of the Committee. Each election by an Optionee or Grantee whose transactions in shares of Common Stock are subject to Section 16(b) of the Exchange Act will be subject to the following additional restrictions: (1) the election may not be made within six months of the grant of the Award (except that this limitation will not apply in the event the death or disability of the Participant occurs prior to the expiration of the six-month period), and (2) the election must be made either at least six months before the Tax Date or within a Window Period.

                                   SECTION 15
                                INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   SECTION 16
                                   SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                                   SECTION 17
                               LEGAL CONSTRUCTION

     17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     17.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity" security offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current rules promulgated under Section 16 of the Exchange Act.

     17.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     17.5 Governing Law. The Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     17.6 Caption. Captions are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of the Plan.

                                    EXECUTION

     IN WITNESS WHEREOF, B.I. Systems Corporation, by its duly authorized officer, has executed the Plan as of the date indicated below.


                                          B.I. SYSTEMS CORPORATION

Dated: July 19, 1994                      By:
                                             -------------------------------
                                          Donald R. Van Dyke
                                          President